                            CAPITAL ONE MASTER TRUST
                    TRUST EXCESS SPREAD ANALYSIS - APRIL-01

Card Trust                     COMT 96-1*  COMT 96-2   COMT 96-3   COMT 97-1*  COMT 97-2*  COMT 98-1   COMT 98-3*   COMT 98-4
Deal Size                      $845MM      $750MM      $500MM      $608MM      $502MM      $591MM      $486MM       $750MM
Expected Maturity(Class A):    8/15/01     12/15/01    1/15/04     6/15/02     8/15/02     4/15/08     08/16/01     11/15/03
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
Excess Spread:
Portfolio Yield                26.21%      26.21%      26.21%      26.21%      26.21%      26.21%      26.21%       26.21%
LESS: (Wt Avg) Coupon           5.56%       5.25%       5.29%       5.16%       5.50%       6.28%       5.59%        5.49%
      SVC Fees                  1.50%       1.50%       1.50%       1.50%       1.50%       1.50%       1.50%        1.50%
      Charge-Offs               4.03%       4.03%       4.03%       4.03%       4.03%       4.03%       4.03%        4.03%

Excess Spread:  Apr-01         15.12%      15.43%      15.39%      15.52%      15.18%      14.40%      15.09%       15.19%
                Mar-01         17.51%      17.70%      17.67%      17.91%      17.56%      16.57%      16.71%       17.30%
                Feb-01         17.57%      17.44%      17.40%      16.73%      17.62%      17.01%      17.83%       17.78%
3-Mo Avg Excess Spread         16.73%      16.86%      16.82%      16.72%      16.79%      15.99%      16.54%       16.76%
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Delinquents: 30 to 59 days      1.71%       1.71%       1.71%       1.71%       1.71%       1.71%       1.71%        1.71%
             60 to 89 days      1.10%       1.10%       1.10%       1.10%       1.10%       1.10%       1.10%        1.10%
             90+ days           2.62%       2.62%       2.62%       2.62%       2.62%       2.62%       2.62%        2.62%

Monthly Payment Rate           15.19%      15.19%      15.19%      15.19%      15.19%      15.19%      15.19%       15.19%

Card Trust
Deal Size               COMT 99-1   COMT 99-2   COMT 99-3   COMT 00-1   COMT 00-2   COMT 00-3   COMT 00-4    COMT 00-5     COMT 01-1
Expected Maturity       $625MM      $625MM      $500MM      $600MM      $750MM      $1000MM     $1200MM      $1250MM       $1200MM
(Class A):              05/15/04    05/15/02    07/15/06    02/17/03    06/15/05    08/15/07    10/17/05     10/15/03      2/15/08
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
Excess Spread:
Portfolio Yield          26.21%      26.21%      26.21%      26.21%      26.21%      26.21%      26.21%       26.21%        28.21%
LESS: (Wt Avg) Coupon     5.42%       5.28%       5.59%       7.16%       6.76%       5.11%       6.30%        6.21%         4.91%
      SVC Fees            1.50%       1.50%       1.50%       1.50%       2.00%       2.00%       2.00%        2.00%         2.00%
      Charge-Offs         4.03%       4.03%       4.03%       4.03%       4.03%       4.03%       4.03%        4.03%         4.03%

Excess Spread:  Apr-01   15.26%      15.40%      15.09%      13.52%      13.42%      15.07%      13.88%       13.97%        15.27%
                Mar-01   17.61%      17.67%      17.45%      15.74%      15.64%      17.44%      16.80%       16.88%        17.55%
                Feb-01   17.30%      17.41%      17.13%      16.15%      16.05%      17.11%      16.13%       16.23%          N/A
3-Mo Avg Excess Spread   16.72%      16.83%      16.56%      15.14%      15.04%      16.54%      15.60%       15.69%          N/A
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Delinquents:
  30 to 59 days           1.71%       1.71%       1.71%       1.71%       1.71%       1.71%       1.71%        1.71%         1.71%
  60 to 89 days           1.10%       1.10%       1.10%       1.10%       1.10%       1.10%       1.10%        1.10%         1.10%
  90+ days                2.62%       2.62%       2.62%       2.62%       2.62%       2.62%       2.62%        2.62%         2.62%

Monthly Payment Rate     15.19%      15.19%      15.19%      15.19%      15.19%      15.19%      15.19%       15.19%        15.19%
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This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com/invest/financials/abs.html

* Represents Non-US Denominated Transactions

* Consistent with the announcement in Capital One Financial Corporation's fourth quarter 2000 earnings call held on January 16, 2001, Capital One Bank added a broader cross section of accounts to the Capital One Master Trust (the "Master
Trust") in February 2001 (the "Account Addition"). As a result, the reported gross yield, excess spread and delinquency and loss rates for the Master Trust are higher than prior to the Account Addition.

On accounts in Capital One Bank's managed portfolio with characteristics similar to accounts in the Account Addition, gross yield and delinquency and loss rates historically have decreased over time to a level more consistent with the historical gross yield and delinquency and loss rates on accounts in the Master
Trust. Over time, gross yield and excess spread for the Master Trust should differ materially from the April 2001 performance.

Changes in the Master Trust's performance subsequent to the Account Addition do not reflect a material change in the performance of Capital One Bank's managed portfolio.